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                                                                     Exhibit 5.1



April 25, 2002



TRC Companies, Inc.
5 Waterside Crossing
Windsor, CT 06095


     Re:   TRC COMPANIES, INC. - REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel for TRC Companies, Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation and filing with the Securities and Exchange Commission (the "COMMISSION") of a registration statement on Form S-3 (the "REGISTRATION STATEMENT"), relating to 1,327,975 shares (the "SHARES") of common stock, par value $.10 per share, of the Company which may be offered from time to time by the persons named in the Registration Statement as the selling stockholders. You have requested that we furnish our opinion with respect to the matters set forth below.

         For purposes of rendering this opinion, we have examined the Restated Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), including, without limitation, the Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock, the Bylaws of the Company, the warrants to purchase shares of the Company's common stock described in the Registration Statement (the "WARRANTS"), and the originals, or copies certified or otherwise identified to our satisfaction, of records of corporate proceedings of the Company as made available to us by the Company, certificates of public officials and of representatives of the Company, and such other documents and records as we deemed necessary. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deemed relevant under the circumstances, we are of the opinion that 1,215,475 of the Shares are validly issued, fully paid and nonassessable, and that the balance of the Shares, when issued by the Company in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement and to the reference to us contained in the prospectus which forms part of the Registration Statement under the heading "Legal Matters." In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated by the Commission thereunder.

                                     Very truly yours,

                                     /s/ Paul, Hastings, Janofsky & Walker LLP

                                     PAUL, HASTINGS, JANOFSKY & WALKER LLP